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                                                                  EXHIBIT (a)(3)

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                         STOCK OPTION EXCHANGE PROGRAM

Please read ALL of the following information for the ARRIS STOCK OPTION EXCHANGE PROGRAM.

At the end of of the information sections you will be directed to the On-line Election Form. You may use this form to electronically submit your ARRIS STOCK OPTION ELECTION choice.

                                   [Continue]
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                         STOCK OPTION EXCHANGE PROGRAM

                               ARRIS GROUP, INC.

                                 ELECTION FORM

TO EXCHANGE ELIGIBLE OPTIONS FOR SHARES OF RESTRICTED STOCK PURSUANT TO THE OFFER TO EXCHANGE DATED JUNE 12, 2003.

Please read this Election Form carefully. If you choose to make or change your election to exchange your eligible options for a lesser number of shares of restricted stock, upon the terms and subject to the conditions set forth in the Offer to Exchange of ARRIS Group, Inc. dated June 12, 2003 (the "Offer to Exchange"), we must RECEIVE your election by 12:00 Midnight, Atlanta Georgia Time, on July 10, 2003, or such later time and date to which we may have extended the offer (the "Expiration Date"). You should deliver your completed Election Form to:

                               ARRIS Group, Inc.
                       Attn: Bob Halbert, Human Resources
                               "Option Exchange"
                            11450 Technology Circle
                                Duluth, GA 30097

Participants may also make or change elections by faxing the completed Election Form to Facsimile Number 678-473-8198, or by accessing the Human Resources page of the ARRIS Group, Inc. Intranet located at http://intranet.arrisi.com/depts/hr.

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                         STOCK OPTION EXCHANGE PROGRAM


WE STRONGLY ENCOURAGE you to make your election through the Exchange Program Link on the ARRIS Group, Inc. Internet to eliminate the need to deliver your written Election Form to us. If you chose to return the Election Form by mail, we recommend that you use registered mail with return receipt requested. If you choose to deliver the Election Form by fax, you should also mail the original Election Form to the address above.

ON THE ELECTION FORM YOU MAY ELECT ONE OF THE FOLLOWING CHOICES:

A. Exchange all of my eligible options for a lesser number of shares of ARRIS restricted stock, upon the terms and conditions set forth in the Offer to Exchange.

B. Exchange none of my eligible options

                REPRESENTATIONS AND ACKNOWLEDGEMENTS OF EMPLOYEE

I have received the Offer to Exchange and accept its terms. I understand that if I exchange any of my eligible options, I must exchange all of my eligible options. I understand that if I exchange my eligible options, I will receive a lesser number of shares of restricted stock in exchange for my eligible options, in accordance with the exchange ratios set forth in the Offer to Exchange and in the Grants Eligible for Exchange Report. I understand that the restricted stock will vest and be delivered as set forth in the Offer to Exchange and is subject to forfeiture.





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                         STOCK OPTION EXCHANGE PROGRAM


I acknowledge that the restricted stock will be subject to the terms and conditions of a Restricted Share Grant Agreement. I understand that the Company will send me a final Restricted Share Grant Agreement (in the form attached to the Offer to Exchange) as promptly as practical after the exchange date, and I agree to sign and promptly return such agreement to the Company. I recognize that, under certain circumstances stated in the Offer to Exchange, the Company may terminate or amend the offer and postpone its acceptance and cancellation of any options elected for exchange.

I have reviewed the list of all of my eligible options included on the enclosed Grants Eligible for Exchange Report and agree that such list sets forth all of my eligible options. If I have selected Option A above, I hereby give up my entire ownership interest in all of my eligible options and I understand that such options will become null and void on the date the Company accepts such options for exchange. I acknowledge that this election is entirely voluntary. I also acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the offer. I also acknowledge that I will be unable to revoke my election described in this Election Form after 12:00 Midnight, Atlanta, Georgia Time on the Expiration Date.



        >> I HAVE READ THE ABOVE INFORMATION FOR THE ARRIS STOCK OPTION
                              EXCHANGE PROGRAM >>
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                         STOCK OPTION EXCHANGE PROGRAM

ARRIS Group, Inc.
11450 Technology Circle
Duluth, GA 30097
                                 ELECTION FORM

Instructions:

A. You should carefully read the Offer to Exchange, and all other related documents, before you complete this Election Form.

B. You should carefully read Section 3 ("Procedures for Electing to Exchange Eligible Options") and Section 4 (Withdrawal Rights") of the Offer to Exchange for election and delivery instructions.

C. Elections of more than one choice on a single form, or modification of this Election Form, will invalidate any election you make on such form.

D. If you wish to change a previously submitted election, you may do so at any time prior to the Expiration Date. Please refer to Section 4 of the Offer to Exchange for instructions on how to change your election. However, you cannot accept the offer or make any changes to any previously submitted election after 12:00 Midnight, Atlanta, Georgia Time, on the Expiration Date.

E. If you have submitted multiple elections, the latest properly completed and submitted election that we receive before 12:00 Midnight, Atlanta, Georgia Time, on the Expiration Date will be deemed to be your irrevocable election.

Please take the opportunity to use one of the three convenient election methods listed below.
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                         STOCK OPTION EXCHANGE PROGRAM

ELECTION BY INTRANET-
Use the Intranet to make or change your election 24 hours a day, 7 days a week. Have your election form in hand when you access the Exchange Program Election Link on the Human Resources page of the ARRIS Intranet located at http://intranet.arrisi.com/depts/hr

ELECTION BY FACSIMILE-
Mark and sign as your name appears on the Election Form. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Fax your completed form to ARRIS Human Resources, ATTN: Bob Halbert, VP Human Resources at Facsimile Number 678-473-8198.

ELECTION BY MAIL-
Mark and sign as your name appears on the Election Form below. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Mail your completed form in the envelope provided to ARRIS Human Resources, ATTN: Bob Halbert, VP Human Resources "Option Exchange" 11450 Technology Circle, Duluth, GA 30097.

                     [Proceed to the on-line election form]
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                         STOCK OPTION EXCHANGE PROGRAM


       Type name and address exactly as written on the election form you received in the mail.


                                         Your Name:

                                      Your Address:



                                        Your Email:

                  Last 4 of Social Security Number:

                                     Date of Birth:  MM/DD/YY


          Please elect whether or not you will be participating in the
                         Stock Option Exchange Program.

[X] Exchange ALL of my eligible options for a lesser number of shares of ARRIS restricted stock upon the terms and conditions set forth in the Offer to Exchange

[ ]      Exchange none of my eligible options.


BY DELIVERING THIS PROPERLY COMPLETED ELECTION FORM, THE EMPLOYEE HEREBY ACCEPTS THE TERMS AND CONDITIONS OF THE OFFER TO EXCHANGE. THE ABOVE SIGNED FURTHER ACKNOWLEDGES AND AGREES THAT ARRIS IS RELYING ON THE REPRESENTATIONS AND ACKNOWLEDGMENTS OF THE ABOVE SIGNED SET FORTH ON THE ELECTION FORM UNDER THE HEADING "REPRESENTATIONS AND ACKNOWLEDGMENTS OF EMPLOYEE" AND HEREBY CERTIFIES THAT SUCH REPRESENTATIONS AND ACKNOWLEDGMENTS ARE TRUE AND CORRECT.




                             -- Submit Election --